FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2022, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA - July 20, 2022. The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,542,000, and fully diluted earnings per common share of $0.56 for the quarter ended June 30, 2022, compared to $7,563,000 and $0.60 per fully diluted common share for the quarter ended June 30, 2021.
SECOND QUARTER FINANCIAL HIGHLIGHTS
•Net income for the second quarter of 2022 increased to $6,542,000 or $0.56 per diluted common share, compared to $6,086,000 and $0.51, respectively, in the first quarter of 2022.
•Net loans increased $96.6 million or 9.38%, and total assets decreased $103.9 million or 4.24% at June 30, 2022 compared to December 31, 2021. The net loan increase consisted of an increase of $114.0 million in non-PPP loans, offset by a decrease of $17.4 million in SBA Paycheck Protection Program (PPP) loans.
•Total deposits decreased 0.79% to $2.11 billion at June 30, 2022 compared to December 31, 2021.
•Total cost of deposits remained at low levels at 0.04% and 0.05% for the quarters ended June 30, 2022 and 2021, respectively.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 43.92% and 45.86% for the quarters ended June 30, 2022 and 2021, respectively.
•Non-performing assets were $271,000, net loan recoveries were $9,000, and loans delinquent more than 30 days were $202,000 for the quarter ended June 30, 2022.
•Capital positions remain strong at June 30, 2022 with a 7.89% Tier 1 Leverage Ratio; a 11.99% Common Equity Tier 1 Ratio; a 12.31% Tier 1 Risk-Based Capital Ratio; and a 15.14% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on August 20, 2022 to shareholders of record as of August 5, 2022.
•During the quarter ended June 30, 2022, the Company repurchased and retired a total of 104,888 shares of common stock at an average price paid per share of $22.17.
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“The Company realized several key accomplishments in the second quarter, most notably achieving loan growth, while maintaining well-recognized conservative credit standards,” said James J. Kim, President & CEO. “We continue to invest significantly in our technological infrastructure for our journey forward and I’m proud of the advancements made by our team in this area. At the same time, our team has remained focused on delivering the exceptional client service that is driving our growth. As always, we are grateful for the many new clients that joined us this quarter, and who are entrusting us with the honor of being their financial advocates,” concluded Kim.
Quarter Ended June 30, 2022
For the quarter ended June 30, 2022, the Company reported unaudited consolidated net income of $6,542,000 and earnings per diluted common share of $0.56, compared to consolidated net income of $7,563,000 and $0.60 per diluted share for the same period in 2021. The decrease in net income during the second quarter of 2022 compared to the same period in 2021 was primarily due to a decrease in the reversal of provision for credit losses of $1,500,000, an increase in total non-interest expenses of $453,000, and a decrease in non-interest income of $1,307,000, offset by an increase in net interest income of $1,729,000 and a decrease in the provision for income taxes of $510,000. The effective tax rate decreased to 23.01% from 24.58% for the quarters ended June 30, 2022 and June 30, 2021, respectively. Net income for the immediately trailing quarter ended March 31, 2022 was $6,086,000, or $0.51 per diluted common share.
Annualized return on average equity (ROE) for the second quarter of 2022 was 14.73%, compared to 12.25% for the same period of 2021. The increase in ROE reflects a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by an increase in net unrealized loss on available-for-sale (AFS) investment securities, dividends paid, and stock repurchases, offset by the retention of earnings. Annualized return on average assets (ROA) was 1.07% for the second quarter of 2022 compared to 1.36% for the same period in 2021. This decrease was due to a decrease in net income and an increase in average assets.
In comparing the second quarter of 2022 to the second quarter of 2021, total average loans increased by $5,742,000, or 0.53% due to a decrease of $156,132,000 in PPP loans, offset by an increase of $161,874,000 in non-PPP loans. During the second quarter of 2022, the Company recorded net loan recoveries of $9,000 compared to $117,000 net loan charge-offs for the same period in 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was less than 0.00% for the quarter ended June 30, 2022 compared to 0.04% for the quarter ended June 30, 2021. During the quarter ended June 30, 2022, the Company did not record a provision for credit losses, compared to a reversal of provision of $1,500,000 for the quarter ended June 30, 2021.
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The Company’s net interest margin (fully tax equivalent basis) was 3.48% for the quarter ended June 30, 2022, compared to 3.60% for the quarter ended June 30, 2021. Net interest income, before provision for credit losses, increased $1,729,000, or 9.56%, to $19,810,000 for the second quarter of 2022, compared to $18,081,000 for the same period in 2021. The accretion on loan marks of acquired loans increased interest income by $102,000 and $176,000 during the quarters ended June 30, 2022 and 2021, respectively. Net interest income during the second quarters of 2022 and 2021 benefited by approximately $154,000 and $4,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on the average investment securities, offset by the decrease in the yield on the loan portfolio and the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits decreased to 0.04% from 0.05%.
For the quarter ended June 30, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $272,165,000, or 27.76%, compared to the quarter ended June 30, 2021, and decreased by $15,386,000, or 1.21%, compared to the quarter ended March 31, 2022. For the quarter ended June 30, 2022, the Company designated $305,902,000 in available-for-sale investment securities as held-to-maturity investment securities. As part of this designation $24,933,000 in unrealized loss was reclassified within Other Comprehensive Income (OCI).
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.58% for the quarter ended June 30, 2022, compared to 2.11% for the quarter ended June 30, 2021 and 2.02% for the quarter ended March 31, 2022. Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased by $5,742,000 to $1,086,167,000 for the quarter ended June 30, 2022, from $1,080,425,000 for the quarter ended June 30, 2021 and increased by $68,478,000 from $1,017,689,000 for the quarter ended March 31, 2022. For the quarter ended June 30, 2022, average PPP loans decreased $156,132,000 while average non-PPP loans increased $161,874,000 compared to the quarter ended June 30, 2021. The effective yield on average loans was 4.76% for the quarter ended June 30, 2022, compared to 5.04% and 4.85% for the quarters ended June 30, 2021 and March 31, 2022, respectively.
Total average assets for the quarter ended June 30, 2022 were $2,441,881,000 compared to $2,227,632,000 for the quarter ended June 30, 2021 and $2,460,025,000 for the quarter ended March 31, 2022, an increase of $214,249,000 or 9.62% and a decrease of $18,144,000 or 0.74%, respectively.
Total average deposits increased $209,732,000, or 10.77%, to $2,157,740,000 for the quarter ended June 30, 2022, compared to $1,948,008,000 for the quarter ended June 30, 2021, and $7,939,000, or 0.37%, compared to $2,149,801,000 for the quarter ended March 31, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.92% for the quarter ended June 30, 2022, compared to 45.86% and 43.77% for the quarters ended June 30, 2021 and March 31, 2022, respectively.

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Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	$ Change	% Change
Service charges	$544	$539	$5	0.9%
Appreciation in cash surrender value of bank owned life insurance	245	242	3	1.2%
Interchange fees	478	442	36	8.1%
Loan placement fees	268	299	(31)	(10.4)%
Net realized (losses) gains on sales and calls of investment securities	(969)	206	(1,175)	(570.4)%
Federal Home Loan Bank dividends	82	85	(3)	(3.5)%
Other Income	122	21	101	481.0%
Total non-interest income	$770	$1,834	$(1,064)	(58.0)%

The net realized losses on sales of investment securities during the quarter ended June 30, 2022 were primarily responsible for the decrease in total non-interest income, when compared to the quarter ended March 31, 2022, which realized a net gain on the sale of investment securities. This was offset by an increase in other income, which was the result of a decrease in the equity investment loss recognized during the quarter.

The following table presents the key components of non-interest income for the periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2022	June 30, 2021	$ Change	% Change
Service charges	$544	$467	$77	16.5%
Appreciation in cash surrender value of bank owned life insurance	245	176	69	39.2%
Interchange fees	478	471	7	1.5%
Loan placement fees	268	510	(242)	(47.5)%
Net realized losses on sales and calls of investment securities	(969)	(79)	(890)	1126.6%
Federal Home Loan Bank dividends	82	83	(1)	(1.2)%
Other Income	122	449	(327)	(72.8)%
Total non-interest income	$770	$2,077	$(1,307)	(62.9)%

The increase in net realized losses on sales of investment securities were primarily responsible for the decrease in total non-interest income when comparing the quarters ended June 30, 2022 and June 30, 2021. Additionally the decrease in other income was the result of an increase in the equity investment loss recognized during the quarter ended June 30, 2022.
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Non-Interest Expense - The following table presents the key components of non-interest expense for the current and trailing quarterly periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	$ Change	% Change
Salaries and employee benefits	$7,057	$6,944	$113	1.6%
Occupancy and equipment	1,344	1,162	182	15.7%
Information Technology	828	758	70	9.2%
Regulatory assessments	194	222	(28)	(12.6)%
Data processing expense	548	541	7	1.3%
Professional services	464	374	90	24.1%
ATM/Debit card expenses	217	195	22	11.3%
Internet banking expense	48	21	27	128.6%
Advertising	138	140	(2)	(1.4)%
Directors’ expenses	48	45	3	6.7%
Amortization of core deposit intangibles	140	140	—	—%
Loan related expenses	68	71	(3)	(4.2)%
Personnel other	59	103	(44)	(42.7)%
Other expense	930	729	201	27.6%
Total non-interest expenses	$12,083	$11,445	$638	5.6%

The increase in occupancy and equipment is the result of a $144,000 increase of non-depreciable computer equipment and FF&E purchased during the quarter ended June 30, 2022.

The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2022	June 30, 2021	$ Change	% Change
Salaries and employee benefits	$7,057	$6,979	$78	1.1%
Occupancy and equipment	1,344	1,201	143	11.9%
Information Technology	828	611	217	35.5%
Regulatory assessments	194	172	22	12.8%
Data processing expense	548	625	(77)	(12.3)%
Professional services	464	475	(11)	(2.3)%
ATM/Debit card expenses	217	191	26	13.6%
Internet banking expense	48	84	(36)	(42.9)%
Advertising	138	128	10	7.8%
Directors’ expenses	48	113	(65)	(57.5)%
Amortization of core deposit intangibles	140	173	(33)	(19.1)%
Loan related expenses	68	74	(6)	(8.1)%
Personnel other	59	34	25	73.5%
Other expense	930	770	160	20.8%
Total non-interest expenses	$12,083	$11,630	$453	3.9%

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The following table shows the Company’s outstanding loan portfolio as of June 30, 2022 and December 31, 2021:

Loan Type (dollars in thousands)	June 30, 2022	% of Total Loans	December 31, 2021	% of Total Loans
Commercial:
Commercial and industrial	$115,037	10.1%	$136,847	13.2%
Agricultural production	41,039	3.6%	40,860	3.9%
Total commercial	156,076	13.7%	177,707	17.1%
Real estate:
Owner occupied	199,116	17.5%	212,234	20.4%
Real estate construction and other land loans	83,561	7.4%	61,586	5.9%
Commercial real estate	409,496	36.1%	369,529	35.6%
Agricultural real estate	105,330	9.3%	98,481	9.5%
Other real estate	89,484	7.9%	26,084	2.5%
Total real estate	886,987	78.2%	767,914	73.9%
Consumer:
Equity loans and lines of credit	56,759	5.0%	55,620	5.4%
Consumer and installment	34,866	3.1%	36,999	3.6%
Total consumer	91,625	8.1%	92,619	9.0%
Net deferred origination fees	1,276		871
Total gross loans	1,135,964	100.0%	1,039,111	100.0%
Allowance for credit losses	(9,873)		(9,600)
Total loans	$1,126,091		$1,029,511
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Pass	$1,089,423	$960,323	$1,019,687
Special mention	34,509	39,901	18,710
Substandard	10,756	10,739	32,938
Doubtful	—	—	—
Total	$1,134,688	$1,010,963	$1,071,335
At June 30, 2022, the allowance for credit losses was $9,873,000, compared to $9,600,000 at December 31, 2021, a net increase of $273,000 reflecting the net recoveries during the period. The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for credit losses under the incurred loss model. The allowance for credit losses as a percentage of total loans was 0.87% and 0.92% as of June 30, 2022 and December 31, 2021, respectively. Total loans include loans acquired in the acquisitions of Folsom Lake Bank on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $79,386,000 at June 30, 2022 and $93,201,000 at December 31, 2021. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.93% and
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1.01% as of June 30, 2022 and December 31, 2021, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 0.89% and 0.98%, respectively. As of June 30, 2022, gross loans included $1,137,000 related to PPP loans, which are fully guaranteed by the SBA as compared to $18,553,000.00 at December 31, 2021. Excluding PPP loans and the acquired loans from the calculation, the allowance for credit losses to total gross loans was 0.94% and 1.04% as of June 30, 2022 and December 31, 2021, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2022.
The composition of the deposits at June 30, 2022 and December 31, 2021 is summarized in the table below:

(Dollars in thousands)	June 30, 2022	% of Total Deposits	December 31, 2021	% of Total Deposits
NOW accounts	$384,206	18.2%	$360,462	17.0%
MMA accounts	483,267	22.9%	511,448	24.1%
Time deposits	87,530	4.2%	90,030	4.2%
Savings deposits	219,837	10.4%	197,273	9.3%
Total interest-bearing	1,174,840	55.7%	1,159,213	54.6%
Non-interest bearing	931,157	44.3%	963,584	45.4%
Total deposits	$2,105,997	100.0%	$2,122,797	100.0%

Six Months Ended June 30, 2022
Net income for the six months ended June 30, 2022 decreased 16.05%, compared to the six months ended June 30, 2021, driven by no provision for credit losses, a decrease in loan placement fees, an increase in the net realized loss on sales of investment securities, partially offset by an increase in service charge income, and a decrease in the provision for income taxes. During the six months ended June 30, 2022, the Company recorded no provision for credit losses, compared to a $3,300,000 reversal of provision during the six months ended June 30, 2021. Net interest income before the reversal of provision for credit losses for the six months ended June 30, 2022 was $37,407,000, compared to $35,636,000 for the six months ended June 30, 2021, an increase of $1,771,000 or 4.97%. The impact to interest income from the accretion of the loan marks on acquired loans was $324,000 and $349,000 for the six months ended June 30, 2022 and 2021, respectively. In addition, net interest income before the reversal of provision for credit losses for the six months ended June 30, 2022 was adversely impacted by approximately $440,000 in loan prepayment penalties, as compared to $434,000 for the six months ended June 30, 2021. Excluding the loan mark accretion and prepayment penalties, net interest income for the six months ended June 30, 2022 increased by $1,790,000 compared to the six months ended June 30, 2021.
The Company recorded an income tax provision of $3,855,000 for the six months ended June 30, 2022, compared to $4,952,000 for the six months ended June 30, 2021. The effective tax rate for the six months ended June 30, 2022 was 23.39% compared to 24.77% for the six months ended June 30, 2021. The effective tax rate was impacted by the increase in tax-exempt interest, as well as an increase in income from the appreciation in cash surrender value of bank owned life insurance.
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During the six months ended June 30, 2022, the Company’s shareholders’ equity decreased $84,963,000, or 34.28%, compared to December 31, 2021. The decrease in shareholders’ equity was driven by the adverse change in the unrealized position on available-for-sale (AFS) investment securities, and share repurchases, offset by the retention of earnings, net of dividends paid.
Return on average equity (ROE) for the six months ended June 30, 2022 was 12.35%, compared to 12.21% for the six months ended June 30, 2021. The increase in ROE reflects the decrease in average shareholders’ equity compared to the prior year. The Company declared and paid $0.24 and $0.23 per share in cash dividends to holders of common stock during the six months ended June 30, 2022 and 2021, respectively. Return on average assets (ROA) was 1.03% for the six months ended June 30, 2022 and 1.39% for the six months ended June 30, 2021. This decrease was due to the decrease in net income. During the six months ended June 30, 2022, the Company’s total assets decreased 4.24%, and total liabilities decreased 0.86%, compared to December 31, 2021.
Non-performing assets decreased by $675,000, or 71.35%, to $271,000 at June 30, 2022, compared to $946,000 at December 31, 2021. During the six months ended June 30, 2022, the Company recorded $276,000 in net loan recoveries, compared to $824,000 for the six months ended June 30, 2021. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.05)% for the six months ended June 30, 2022, compared to (0.15)% for the same period in 2021. Total non-performing assets were 0.01% and 0.04% of total assets as of June 30, 2022 and December 31, 2021, respectively.
The Company’s net interest margin (fully tax equivalent basis) was 3.34% for the six months ended June 30, 2022, compared to 3.67% for the six months ended June 30, 2021. The decrease in net interest margin in the period-to-period comparison resulted from the decrease in the yield on the Company’s loan portfolio, and an increase in the balance of average interest-earning assets.
For the six months ended June 30, 2022, the effective yield on average total earning assets decreased 28 basis points to 3.45% compared to 3.73% for the six months ended June 30, 2021, while the cost of average total interest-bearing liabilities increased to 0.20% for the six months ended June 30, 2022 as compared to 0.11% for the six months ended June 30, 2021. Over the same periods, the cost of average total deposits decreased to 0.05% for the six months ended June 30, 2022 compared to 0.06% for the same period in 2021.
For the six months ended June 30, 2022, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $1,260,144,000, an increase of $341,321,000, or 37.15%, compared to the six months ended June 30, 2021. The effective yield on average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased to 2.30% for the six months ended June 30, 2022, compared to 2.09% for the six months ended June 30, 2021.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, decreased $28,520,000 to $1,052,117,000 for the six months ended June 30, 2022 from $1,080,637,000 for the six months ended June 30, 2021. The effective yield on average loans decreased to 4.80% for the six months ended June 30, 2022, compared to 5.11% for the six months ended June 30, 2021. Total average PPP loans, which have
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a 1.00% interest rate in addition to loan fees, were $6,820,000 for the six months ended June 30, 2022 as compared to $169,553,000 at June 30, 2021. Excluding PPP loans from total average loans, the effective yield on average loans for the six months ended June 30, 2022 and 2021 was 4.77% and 4.99%, respectively.

Non-Interest Income - The following table presents the key components of non-interest income for the current and trailing periods indicated:

	Six months ended
(Dollars in thousands)	June 30, 2022	June 30, 2021	$ Change	% Change
Service charges	$1,083	$899	$184	20.5%
Appreciation in cash surrender value of bank owned life insurance	487	349	138	39.5%
Interchange fees	920	841	79	9.4%
Loan placement fees	567	1,167	(600)	(51.4)%
Net realized losses on sales and calls of investment securities	(763)	(79)	(684)	865.8%
Federal Home Loan Bank dividends	167	153	14	9.2%
Other Income	143	746	(603)	(80.8)%
Total non-interest income	$2,604	$4,076	$(1,472)	(36.1)%

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Six months ended
(Dollars in thousands)	June 30, 2022	June 30, 2021	$ Change	% Change
Salaries and employee benefits	$14,001	$13,917	$84	0.6%
Occupancy and equipment	2,506	2,314	192	8.3%
Information Technology	1,586	1,170	416	35.6%
Regulatory assessments	416	333	83	24.9%
Data processing expense	1,089	1,242	(153)	(12.3)%
Professional services	838	831	7	0.8%
ATM/Debit card expenses	412	416	(4)	(1.0)%
Internet banking expense	69	208	(139)	(66.8)%
Advertising	278	257	21	8.2%
Directors’ expenses	93	154	(61)	(39.6)%
Amortization of core deposit intangibles	280	347	(67)	(19.3)%
Loan related expenses	139	139	—	—%
Personnel other	162	207	(45)	(21.7)%
Other expense	1,659	1,483	176	11.9%
Total non-interest expenses	$23,528	$23,018	$510	2.2%

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Total average assets for the six months ended June 30, 2022 was $2,450,903,000 compared to $2,166,196,000 for the six months ended June 30, 2021, an increase of $284,707,000 or 13.14%. During the six months ended June 30, 2022 and 2021, the loan-to-deposit ratio was 53.94% and 54.06%, respectively. Total average deposits increased $268,527,000 or 14.24% to $2,153,792,000 for the six months ended June 30, 2022, compared to $1,885,265,000 for the six months ended June 30, 2021. Average interest-bearing deposits increased $193,551,000, or 19.05%, and average non-interest bearing demand deposits increased $74,976,000, or 8.62%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.85% for the six months ended June 30, 2022, compared to 46.11% for the six months ended June 30, 2021.
Capital Management
On July 20, 2022, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 20, 2022 to shareholders of record as of August 5, 2022. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.
Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.
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Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2022	2021	2021

ASSETS
Cash and due from banks	$26,579	$29,412	$39,346
Interest-earning deposits in other banks	654	134,055	81,320
Total cash and cash equivalents	27,233	163,467	120,666
Available-for-sale investment securities	710,481	1,109,208	952,416
Held-to-maturity investment securities	305,902	—	—
Equity securities	6,832	7,416	7,522
Loans, less allowance for credit losses of $9,873, $9,600, and $10,439 at June 30, 2022, December 31, 2021, and June 30, 2021, respectively	1,126,091	1,029,511	1,059,506
Bank premises and equipment, net	8,060	8,380	8,465
Bank owned life insurance	40,040	39,553	39,062
Federal Home Loan Bank stock	6,169	5,595	5,595
Goodwill	53,777	53,777	53,777
Core deposit intangibles	242	522	835
Accrued interest receivable and other assets	61,394	32,710	32,706
Total assets	$2,346,221	$2,450,139	$2,280,550

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$931,157	$963,584	$899,406
Interest bearing	1,174,840	1,159,213	1,079,688
Total deposits	2,105,997	2,122,797	1,979,094
Short-term borrowings	9,324	—	—
Subordinated debentures	39,526	39,454	5,155
Accrued interest payable and other liabilities	28,492	40,043	45,252
Total liabilities	2,183,339	2,202,294	2,029,501
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,717,146, 11,916,651, and 12,329,089, at June 30, 2022, December 31, 2021, and June 30, 2021, respectively	60,975	66,820	75,265
Retained earnings	183,197	173,393	162,910
Accumulated other comprehensive (loss) income, net of tax	(81,290)	7,632	12,874
Total shareholders’ equity	162,882	247,845	251,049
Total liabilities and shareholders’ equity	$2,346,221	$2,450,139	$2,280,550
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Central Valley Community Bancorp -- page 12

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2022	2022	2021	2022	2021

INTEREST INCOME:
Interest and fees on loans	$12,883	12,161	$13,556	$25,044	$27,321
Interest on deposits in other banks	52	57	29	109	61
Interest and dividends on investment securities:
Taxable	5,651	4,524	3,361	10,175	6,094
Exempt from Federal income taxes	1,879	1,440	1,409	3,319	2,726
Total interest income	20,465	18,182	18,355	38,647	36,202
INTEREST EXPENSE:
Interest on deposits	231	252	252	483	520
Interest on subordinated debentures and borrowings	424	333	22	757	46
Total interest expense	655	585	274	1,240	566
Net interest income before provision for credit losses	19,810	17,597	18,081	37,407	35,636
(REVERSAL OF) PROVISION FOR CREDIT LOSSES	—	—	(1,500)	—	(3,300)
Net interest income after provision for credit losses	19,810	17,597	19,581	37,407	38,936
NON-INTEREST INCOME:
Service charges	544	539	467	1,083	899
Net realized (losses) gains on sales and calls of investment securities	(969)	206	(79)	(763)	(79)
Other income	1,195	1,089	1,689	2,284	3,256
Total non-interest income	770	1,834	2,077	2,604	4,076
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,057	6,944	6,979	14,001	13,917
Occupancy and equipment	1,344	1,162	1,201	2,506	2,314
Other expense	3,682	3,339	3,450	7,021	6,787
Total non-interest expenses	12,083	11,445	11,630	23,528	23,018
Income before provision for income taxes	8,497	7,986	10,028	16,483	19,994
PROVISION FOR INCOME TAXES	1,955	1,900	2,465	3,855	4,952
Net income	$6,542	$6,086	$7,563	$12,628	$15,042
Net income per common share:
Basic earnings per common share	$0.56	$0.51	$0.61	$1.08	$1.20
Weighted average common shares used in basic computation	11,665,074	11,829,245	12,498,809	11,746,795	12,497,217
Diluted earnings per common share	$0.56	$0.51	$0.60	$1.07	$1.20
Weighted average common shares used in diluted computation	11,685,850	11,872,025	12,548,044	11,778,127	12,548,101
Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.23
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Central Valley Community Bancorp -- page 13

CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2022	2022	2021	2021	2021
(In thousands, except share and per share amounts)
Net interest income	$19,810	$17,597	$18,708	$18,210	$18,081
(Reversal of) provision for credit losses	—	—	(500)	(500)	(1,500)
Net interest income after provision for credit losses	19,810	17,597	19,208	18,710	19,581
Total non-interest income	770	1,834	2,781	2,148	2,077
Total non-interest expense	12,083	11,445	12,762	12,062	11,630
Provision for income taxes	1,955	1,900	2,389	2,275	2,465
Net income	$6,542	$6,086	$6,838	$6,521	$7,563
Basic earnings per common share	$0.56	$0.51	$0.57	$0.54	$0.61
Weighted average common shares used in basic computation	11,665,074	11,829,245	11,956,045	12,007,689	12,498,809
Diluted earnings per common share	$0.56	$0.51	$0.57	$0.54	$0.60
Weighted average common shares used in diluted computation	11,685,850	11,872,025	11,994,590	12,044,896	12,548,044

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2022	2022	2021	2021	2021
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.87%	0.97%	0.92%	0.93%	0.98%
Non-performing assets to total assets	0.01%	0.01%	0.04%	0.07%	0.09%
Total non-performing assets	$271	$292	$946	$1,597	$2,035
Total nonaccrual loans	$271	$292	$946	$1,597	$2,035
Total substandard loans	$10,756	$10,739	$8,540	$23,065	$32,938
Total special mention loans	$34,509	$39,901	$40,845	$26,612	$18,710
Net loan charge-offs (recoveries)	$(9)	$(264)	$(39)	$(122)	$117
Net charge-offs (recoveries) to average loans (annualized)	—%	(0.10)%	(0.01)%	(0.05)%	0.04%
Book value per share	$13.90	$16.31	$20.80	$20.57	$20.36
Tangible book value per share	$9.29	$11.70	$16.24	$16.03	$15.93
Tangible common equity	$108,863	$137,501	$193,546	$192,109	$196,437
Cost of total deposits	0.04%	0.05%	0.05%	0.05%	0.05%
Interest and dividends on investment securities exempt from Federal income taxes	$1,879	$1,440	$1,463	$1,417	$1,409
Net interest margin (calculated on a fully tax equivalent basis) (1)	3.48%	3.19%	3.39%	3.47%	3.60%
Return on average assets (2)	1.07%	0.99%	1.13%	1.13%	1.36%
Return on average equity (2)	14.73%	10.51%	11.21%	10.41%	12.25%
Loan to deposit ratio	53.94%	46.80%	48.95%	52.65%	54.06%
Efficiency ratio	54.20%	57.66%	58.94%	57.66%	55.58%
Tier 1 leverage - Bancorp	7.89%	7.87%	8.03%	8.24%	8.63%
Tier 1 leverage - Bank	9.10%	8.54%	8.47%	8.18%	8.51%
Common equity tier 1 - Bancorp	11.99%	12.06%	12.48%	12.34%	13.43%
Common equity tier 1 - Bank	14.22%	13.43%	13.52%	12.59%	13.61%
Tier 1 risk-based capital - Bancorp	12.31%	12.38%	12.82%	12.68%	13.80%
Tier 1 risk-based capital - Bank	14.22%	13.43%	13.52%	12.59%	13.61%
Total risk-based capital - Bancorp	15.14%	15.27%	15.80%	13.39%	14.58%
Total risk based capital - Bank	14.85%	14.08%	14.18%	13.29%	14.40%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.
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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
AVERAGE AMOUNTS	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2022	2021
Interest-bearing deposits in other banks	$33,067	$129,877	$114,590	81,204	121,848
Investments	1,219,427	1,138,003	865,739	1,178,940	796,975
Loans (1)	1,085,887	1,017,280	1,077,774	1,051,772	1,077,455
Earning assets	2,338,381	2,285,160	2,058,103	2,311,916	1,996,278
Allowance for credit losses	(9,870)	(9,832)	(11,928)	(9,851)	(12,687)
Nonaccrual loans	280	409	2,651	345	3,182
Other non-earning assets	113,090	184,288	178,806	148,493	179,423
Total assets	$2,441,881	$2,460,025	$2,227,632	$2,450,903	$2,166,196

Interest bearing deposits	$1,210,016	$1,208,838	$1,054,567	$1,209,430	$1,015,879
Other borrowings	78,435	39,474	5,155	59,062	5,155
Total interest-bearing liabilities	1,288,451	1,248,312	1,059,722	1,268,492	1,021,034
Non-interest bearing demand deposits	947,724	940,963	893,441	944,362	869,386
Non-interest bearing liabilities	28,091	39,044	27,510	33,538	29,337
Total liabilities	2,264,266	2,228,319	1,980,673	2,246,392	1,919,757
Total equity	177,615	231,706	246,959	204,511	246,439
Total liabilities and equity	$2,441,881	$2,460,025	$2,227,632	$2,450,903	$2,166,196

AVERAGE RATES
Interest-earning deposits in other banks	0.64%	0.18%	0.10%	0.27%	0.10%
Investments	2.63%	2.23%	2.38%	2.44%	2.40%
Loans (3)	4.76%	4.85%	5.04%	4.80%	5.11%
Earning assets	3.60%	3.29%	3.65%	3.45%	3.73%
Interest-bearing deposits	0.08%	0.08%	0.10%	0.08%	0.10%
Other borrowings	2.16%	3.37%	1.71%	2.56%	1.78%
Total interest-bearing liabilities	0.20%	0.19%	0.10%	0.20%	0.11%
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.48%	3.19%	3.60%	3.34%	3.67%
(1)Average loans do not include nonaccrual loans.
(2)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $499, $383, and $375, for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $383 and $350 for the six months ended June 30, 2022 and 2021, respectively.
(3)    Loan yield includes loan fees for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021 of $490, $264, and $1,821, respectively. Loan yield includes loan fees (costs) for the six months ended June 30, 2022 and 2021 of $264 and $2,068, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322